                                                                   EXHIBIT 2.2




================================================================================

                           STOCK PURCHASE AGREEMENT

                                     among

                              MJD SERVICES CORP.,

                                RICK A. MOORE,

                                 TOM D. MOORE,

                         PENTA-GEN INVESTMENTS, INC.,

                                      and

                         ODIN TELEPHONE EXCHANGE, INC.

                          dated as of March 28, 1996

================================================================================

                               TABLE OF CONTENTS


     This Table of Contents is not part of this Agreement but is attached for convenience only.

     ARTICLE I

     PURCHASE OF STOCK
          Section 1.1    Purchase and Sale...............................................................  1
                         -----------------
          Section 1.2    Purchase Price..................................................................  2
                         --------------
          Section 1.3    Excluded Assets and Liabilities.................................................  2
                         -------------------------------

     ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF THE SELLER
          Section 2.1    Corporate Organization..........................................................  2
                         ----------------------
          Section 2.2    Authorization...................................................................  3
                         -------------
          Section 2.3    No Violation....................................................................  3
                         ------------
          Section 2.4    Subsidiaries and Investments....................................................  3
                         ----------------------------
          Section 2.5    Stock Record Book...............................................................  4
                         -----------------
          Section 2.6    Corporate Books.................................................................  4
                         ---------------
          Section 2.7    Title to Stock..................................................................  4
                         --------------
          Section 2.8    Options and Rights..............................................................  4
                         ------------------
          Section 2.9    Financial Statements............................................................  4
                         --------------------
          Section 2.10   Employees.......................................................................  5
                         ---------
          Section 2.11   Absence of Certain Changes......................................................  6
                         --------------------------
          Section 2.12   Contracts.......................................................................  7
                         ---------
          Section 2.13   True and Complete Copies........................................................  8
                         ------------------------
          Section 2.14   Title and Related Matters.......................................................  8
                         -------------------------
          Section 2.15   Litigation...................................................................... 10
                         ----------
          Section 2.16   Tax Matters..................................................................... 10
                         -----------
          Section 2.17   Bank Accounts................................................................... 12
                         -------------
          Section 2.18   Compliance with Applicable Laws, Regulations and Orders......................... 12
                         -------------------------------------------------------
          Section 2.19   Employee Benefit Plans.......................................................... 13
                         ----------------------
          Section 2.20   Intellectual Property........................................................... 16
                         ---------------------
          Section 2.21   Environmental Matters........................................................... 16
                         ---------------------
          Section 2.22   Capital Expenditures and Investments............................................ 18
                         ------------------------------------
          Section 2.23   Dealings with Affiliates........................................................ 18
                         ------------------------
          Section 2.24   Insurance....................................................................... 18
                         ---------
          Section 2.25   Commissions..................................................................... 19
                         -----------
          Section 2.26   Permits and Reports............................................................. 19
                         -------------------
          Section 2.27   Absence of Undisclosed Liabilities.............................................. 20
                         ----------------------------------
          Section 2.28   Disclosure...................................................................... 20
                         ----------

     ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
          Section 3.1    Corporate Organization.......................................................... 20
                         ----------------------
          Section 3.2    Authorization................................................................... 21
                         -------------
          Section 3.3    No Violation.................................................................... 21
                         ------------
          Section 3.4    Investment Intent............................................................... 21
                         -----------------


     ARTICLE IV

     COVENANTS OF THE SELLER AND THE COMPANY
          Section 4.1    Regular Course of Business...................................................... 22
                         --------------------------
          Section 4.2    Amendments...................................................................... 22
                         ----------
          Section 4.3    Capital Changes................................................................. 23
                         ---------------
          Section 4.4    Dividends....................................................................... 23
                         ---------
          Section 4.5    Capital Expenditures............................................................ 23
                         --------------------
          Section 4.6    Borrowing....................................................................... 23
                         ---------
          Section 4.7    Property........................................................................ 23
                         --------
          Section 4.8    Other Commitments............................................................... 23
                         -----------------
          Section 4.9    Interim Financial Information................................................... 23
                         -----------------------------
          Section 4.10   Consents and Authorizations..................................................... 23
                         ---------------------------
          Section 4.11   Access.......................................................................... 24
                         ------
          Section 4.12   Notice of Transfer.............................................................. 24
                         ------------------
          Section 4.13   Payment of Stamp Tax............................................................ 24
                         --------------------
          Section 4.14   Access to and from RAM Building................................................. 24
                         -------------------------------


     ARTICLE V

     COVENANTS OF THE PURCHASER
          Section 5.1    Consents and Authorizations..................................................... 24
                         ---------------------------

     ARTICLE VI

     OTHER AGREEMENTS
          Section 6.1    Agreement to Defend............................................................. 25
                         -------------------
          Section 6.2    Further Assurances.............................................................. 25
                         ------------------
          Section 6.3    Consents........................................................................ 25
                         --------
          Section 6.4    No Solicitation or Negotiation.................................................. 25
                         ------------------------------
          Section 6.5    No Termination of the Obligations by Subsequent Dissolution..................... 26
                         -----------------------------------------------------------
          Section 6.6    Public Announcements............................................................ 26
                         --------------------
          Section 6.7    Records and Information......................................................... 26
                         -----------------------

          Section 6.8    Insurance Policies and Claims Administration.................................... 27
                         --------------------------------------------
          Section 6.9    Other Tax Matters............................................................... 28
                         -----------------


     ARTICLE VII

     CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER
          Section 7.1    Representations and Warranties.................................................. 29
                         ------------------------------
          Section 7.2    Consents and Approvals.......................................................... 29
                         ----------------------
          Section 7.3    No Material Adverse Change...................................................... 29
                         --------------------------
          Section 7.4    No Proceeding or Litigation..................................................... 29
                         ---------------------------
          Section 7.5    Secretary's Certificate......................................................... 30
                         -----------------------
          Section 7.6    Certificates of Good Standing................................................... 30
                         -----------------------------
          Section 7.7    Noncompetition Agreement........................................................ 30
                         ------------------------
          Section 7.8    Resignations.................................................................... 30
                         ------------
          Section 7.9    Other Documents................................................................. 30
                         ---------------
          Section 7.10   Liens........................................................................... 30
                         -----
          Section 7.11   Agreement with Data and Communications Services, Inc............................ 30
                         ----------------------------------------------------
          Section 7.12   Collection of Note Payable...................................................... 30
                         --------------------------
          Section 7.13   Distribution of RAM Capital Stock............................................... 30
                         ---------------------------------

     ARTICLE VIII

     CONDITIONS TO THE OBLIGATIONS OF THE SELLER
          Section 8.1    Representations and Warranties.................................................. 31
                         ------------------------------
          Section 8.2    Consents and Approvals.......................................................... 31
                         ----------------------
          Section 8.3    No Proceeding or Litigation..................................................... 31
                         ---------------------------
          Section 8.4    Secretary's Certificate......................................................... 31
                         -----------------------

     ARTICLE IX

     CLOSING
          Section 9.1    Closing......................................................................... 31
                         -------
          Section 9.2    Closing Date Payment and Receipt of Shares...................................... 32
                         ------------------------------------------

     ARTICLE X

     TERMINATION AND ABANDONMENT
          Section 10.1   Methods of Termination.......................................................... 32
                         ----------------------
          Section 10.2   Procedure Upon Termination...................................................... 33
                         --------------------------

     ARTICLE XI

     SURVIVAL OF TERMS; INDEMNIFICATION
          Section 11.1   Survival........................................................................ 33
                         --------
          Section 11.2   Escrow of Liquid Assets......................................................... 34
                         -----------------------
          Section 11.3   Indemnification by the Seller................................................... 34
                         -----------------------------
          Section 11.4   Indemnification by the Purchaser................................................ 35
                         --------------------------------
          Section 11.5   Third Party Claims.............................................................. 35
                         ------------------

     ARTICLE XII

     GENERAL PROVISIONS
          Section 12.1   Amendment and Modification...................................................... 37
                         --------------------------
          Section 12.2   Waiver.......................................................................... 37
                         ------
          Section 12.3   Certain Definitions............................................................. 37
                         -------------------
          Section 12.4   Notices......................................................................... 41
                         -------
          Section 12.5   Assignment...................................................................... 42
                         ----------
          Section 12.6   Governing Law................................................................... 42
                         -------------
          Section 12.7   Counterparts.................................................................... 43
                         ------------
          Section 12.8   Headings........................................................................ 43
                         --------
          Section 12.9   Entire Agreement................................................................ 43
                         ----------------
          Section 12.10  No Benefit...................................................................... 43
                         ----------
          Section 12.11  Delays or Omissions............................................................. 43
                         -------------------
          Section 12.12  Severability.................................................................... 43
                         ------------
          Section 12.13  Expenses........................................................................ 43
                         --------
          Section 12.14  Interpretation/Legal Opinions................................................... 44
                         -----------------------------

          The following schedules are available upon request from the Company.

SCHEDULES
---------
         1.3               Excluded Assets
         2.3               No Violations
         2.4               Subsidiaries and Investments
         2.6               Corporate Books
         2.7               No Liens
         2.9               Changes Since December 31, 1995
         2.10              Employees
         2.11              Certain Changes
         2.12              Contracts
         2.14(a)           Owned Property
         2.14(b)           Leased Property
         2.14(c)           Liens
         21.4(e)           Condition
         2.15              Litigation

         2.16              Tax Matters
         2.17              Bank Accounts
         2.19              Employee Benefit Plans
         2.20              Intellectual Property
         2.21              Environmental Matters
         2.22              Capital Expenditures and Investments
         2.23              Dealings with Affiliates
         2.24              Insurance
         2.26              Permits
         2.27              Absence of Undisclosed Liabilities
         3.3               Consents and Authorizations of Purchaser



EXHIBITS
--------
         7.7               Noncompetition Agreement
        11.2               Escrow Agreement

     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of the 28th day of March, 1996, among MJD Services Corp., a Delaware corporation (the "PURCHASER"), Rick A. Moore, an Illinois resident ("RICK MOORE"), Tom D. Moore, a Florida resident ("TOM MOORE") ("Tom Moore and Rick Moore collectively referred to hereinafter as "SELLER") Penta-Gen Investments, Inc., an Illinois corporation ( "PENTA-GEN"), and Odin Telephone Exchange, Inc., an Illinois corporation ("ODIN") (Penta-Gen and Odin collectively referred to hereinafter sometimes as the "COMPANY").

                                   RECITALS

     WHEREAS, Tom D. Moore owns 460 shares of common stock, $1.00 par value of Penta-Gen, and Rick A. Moore owns 517 shares of common stock, $1.00 par value of Penta-Gen, the 977 shares constituting all of the issued and outstanding shares of capital stock of Penta-Gen (the "SHARES");

     WHEREAS, Penta-Gen owns 95.2857 shares of common stock, no par value, of Odin, constituting all of the issued and outstanding shares of capital stock of Odin (the "ODIN CAPITAL STOCK");

     WHEREAS, Penta-Gen is a newly formed holding company, the only assets of which as of the date hereof are the capital stock of Odin and of RAM Enterprises, Inc. ("RAM");

     WHEREAS, Odin is an operating telephone company that provides wireline telecommunications services in the exchanges of Odin and Shobonier, Illinois (collectively the businesses of Penta-Gen and Odin are hereinafter referred to as the "BUSINESS" or the "BUSINESS");

     WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, on the terms and subject to the conditions set forth in this Agreement, the Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   AGREEMENT


                                   ARTICLE I

                               PURCHASE OF STOCK

     Section 1.1   Purchase and Sale.  At the Closing Date, on the terms and
                   -----------------
subject to the conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Shares.

     Section 1.2    Purchase Price.  In consideration for the conveyance of the
                    --------------
Shares, the Purchaser shall pay to the Seller on the Closing Date, as provided in Section 9.2 hereof, an aggregate amount equal to Five Million Dollars ($5,000,000) (the "PURCHASE PRICE").

     Section 1.3    Excluded Assets and Liabilities.  Notwithstanding that this
                    -------------------------------
Agreement relates to the purchase of capital stock from Seller by Purchaser, which results in the Company retaining any and all of its assets and liabilities, it is understood and agreed that Seller shall remove from the Company's premises prior to Closing and/or, as appropriate, remove from the Company's books and records, only those particular assets set forth on Schedule
1.3 hereto (the "EXCLUDED ASSETS"). Further, Seller shall assume any and all liabilities set forth on Schedule 1.3 hereto (the "EXCLUDED LIABILITIES"). Purchaser agrees that it shall cause Penta-Gen and the Company to execute any and all such bills of sale, assignments and/or agreements as may be necessary to transfer title to the Excluded Assets to Seller and to assign and/or transfer the Excluded Liabilities to Seller. The parties hereto further agree that no other assets of the Company, whether tangible or intangible, shall be removed from the Company's premises or from the Company's books and records except in the ordinary course of the Company's Business as provided herein from and after December 31, 1995 through the Closing Date.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Purchaser as follows (to the extent a representation is modified by a knowledge requirement, it shall speak to the knowledge of Seller, and Company), with respect to each of Penta-Gen, Odin and RAM even though such representation and/or warranty shall speak only of the Company:

     Section 2.1    Corporate Organization.  The Company is a corporation duly
                    ----------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. Rick Moore is a resident of Illinois and Tom Moore is a resident of Florida. The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the Company's charter and by-laws as presently in effect have been delivered to the Purchaser.

     Section 2.2    Authorization.  Each of the Seller and the Company has full
                    -------------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors (and as appropriate, the stockholders) of the Company has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of the Seller and the Company enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Seller will, at the Closing, have full power and authority to deliver the Shares and the certificates evidencing the Shares to the Purchaser as provided for herein.

     Section 2.3    No Violation.  Except as set forth on Schedule 2.3, the
                    ------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Seller and the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to (i) the charter or by-laws of either the Seller or the Company, (ii) any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), (iii) any Order to which either the Seller or the Company is subject or (iv) any Contract to which the Seller or the Company or any of their properties are subject. The Seller and the Company have complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

     Section 2.4    Subsidiaries and Investments.  Except as set forth in
                    ----------------------------
Schedule 2.4, the Company has no subsidiaries or investments in any Person. Except as set forth on Schedule 2.4, the transactions contemplated by this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of any agreement to which the Company is a party with respect to any such investments, nor shall the transactions contemplated by this Agreement trigger any purchase, put, call or right of first refusal rights in any Person. Any such investments constitute an asset of the Company and the Company is the only Person with any rights thereto. Odin does not owe any indebtedness to Penta-Gen and Penta-Gen does not owe any indebtedness to Odin.

     Section 2.5    Stock Record Book.  The stock record book of the Company is
                    -----------------
complete and correct in all material respects. No shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Shares constitute all of the outstanding capital stock of Penta-Gen and Penta-Gen owns all outstanding capital stock of Odin. Rick Moore and Tom Moore as individuals are the true and lawful owners of the Shares and Penta-Gen is the true and lawful owner of the Odin Capital Stock.

     Section 2.6    Corporate Books.  The corporate minute books of the Company
                    ---------------
are complete and correct in all material respects and contain minutes of all of the proceedings of the shareholders and directors of the Company since incorporation or for at least the past seven (7) years, whichever is less. A true and complete list of the directors and executive officers of the Company as of the date hereof is set forth in Schedule 2.6.

     Section 2.7    Title to Stock.  The Shares and the Odin capital stock have
                    --------------
been duly authorized and validly issued and are fully paid and nonassessable. The Shares and the Odin capital stock were issued pursuant to applicable exceptions from registration under Federal securities laws and the securities laws of the State of Illinois, are owned by the Seller and Penta-Gen and will be sold pursuant hereto free and clear of all Liens. Except as otherwise provided in Schedule 2.7 hereto, upon payment of the Purchase Price to the Seller in accordance with this Agreement, the Seller will convey to the Purchaser good and marketable title to the Shares, free and clear of all Liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to the Purchaser at the Closing will be sufficient to transfer the Seller's entire interest, legal and beneficial, in the Shares and thereby in the Odin capital stock.

     Section 2.8    Options and Rights.  There are no outstanding subscriptions,
                    ------------------
options, warrants, rights, puts, calls or other Contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any Person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock.

     Section 2.9    Financial Statements.
                    --------------------

          (a) Generally. The Seller has delivered to the Purchaser correct and complete copies of (i) the audited balance sheet of the Company as of December 31, 1995 and the related statements of income, cash flow and retained earnings for the fiscal year reporting period then ended, together with all notes and schedules thereto (the "FINANCIAL STATEMENTS") and (ii) the unaudited monthly balance sheets of the Company as of January 31, 1996 and February 29, 1996 and the related monthly statements of income, cash flow and retained earnings for the periods then ended, together with all notes and schedules thereto (the "UNAUDITED FINANCIAL STATEMENTS"). The Financial Statements have been certified without qualification by Leymone Hardcastle & Co., Ltd., independent auditors for the Company. The Financial Statements and the Unaudited Financial Statements
(a) have been prepared in accordance with the books and records of the Company and (b) fairly present the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with GAAP consistently applied, except, with respect to the Unaudited Financial Statements, for adjustments and notes that would result from an audit. Since December 31, 1995 and except as fully set forth in the Financial Statements and the Unaudited Financial Statements, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into or any action or inaction or state of facts existing, with respect to, or based upon transactions or events heretofore occurring.

          (b) Absence of Change. Except as set forth on Schedule 2.9 hereto, since December 31, 1995, (i) the Company's business has been operated only in the ordinary course; (ii) there has been no Material Adverse Change in, and no event has occurred which is likely, individually or in the aggregate, to result in any Material Adverse Change in, the business, properties, business prospects, condition (financial or otherwise), or results of operations of the Company;
(iii) there has been no sale, assignment or transfer of any assets or properties of the Company except in the ordinary course of business, or any theft, damage, removal or destruction of such assets or properties or any casualty loss affecting the Company or its business; (iv) there has been no amendment or termination of any of the Company's Permits or material Contracts; (v) there has been no waiver or release of any material right or claim of the Company; (vi) there has been no labor dispute or union activity which affects the operation of the Company; and (vii) there has been no agreement by either the Seller or the Company to take any of the actions described in the preceding clauses (i) through (vi), except as contemplated by this Agreement.

     Section 2.10   Employees.
                    ---------

          (a) Schedule 2.10 sets forth a list of all of the Company's employees, officers, directors, consultants and independent contractors, together with a description of any

Contract regarding the terms of service and the rate and basis for total compensation of such persons.

          (b) The Company has paid or made provision for the payment of all salaries and accrued wages, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

          (c) Except as set forth on Schedule 2.10 hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees, (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor do Seller or the Company know of any activities or proceedings of any labor union to organize any such employees.
The Company has furnished to Purchaser complete and correct copies of all such agreements, if any ("EMPLOYMENT AND LABOR AGREEMENTS"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

          (d) Except as set forth in Schedule 2.10 hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to Seller's or Company's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company,
(iii) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (iv) the Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of Seller and Company, no such investigation is in progress.

     Section 2.11   Absence of Certain Changes.  Except as set forth in Schedule
                    --------------------------
2.11, since December 31, 1995, there has been no (a) Material Adverse Change in the business, properties, financial statements, business prospects, condition (financial or otherwise) or results of operations of the Company, (b) damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Shares or the Odin capital stock or any redemption of the Shares or the Odin capital stock by the Company, (d) increase in the compensation payable to or to become payable by the Company to its employees, officers, consultants or independent contractors, (e) entry by the Company into any Contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure or (f) change in accounting methods or principles used by the Company, except for any such change which is necessitated by a change in GAAP.

     Section 2.12   Contracts.
                    ---------

          (a) Generally. Except as listed in Schedule 2.12, the Company is not a party to any Contract relating to:

               (i) Bonus, pension, profit sharing, retirement, stock option, employee stock purchase or other plans providing for deferred compensation.

               (ii) Collective bargaining agreements or any other Contract with any labor union.

               (iii) Hospitalization insurance or other welfare benefit plans or practices.

               (iv) Loans to its employees, officers, directors or Affiliates.

               (v) The borrowing or loaning of money to or from any Person or the mortgaging, pledging or otherwise placing a Lien on any asset of the Company; including, but not limited to, any Contract with respect to Odin's $600,000 Boatmen's Bank Senior Debt.

               (vi)    A guarantee of any obligation.

               (vii) The ownership, lease (whether as lessee or lessor) or operation of any property, real or personal.

               (viii)  Intangible property (including Proprietary Rights).

               (ix) Warranties with respect to its services rendered or its products sold or leased.

               (x) Registration or preemptive rights with respect to any securities.

               (xi) Prohibitions preventing it from freely engaging in any business.

               (xii) The purchase, acquisition, disposition or supply of inventory and other property and assets.

               (xiii) Employees, independent contractors, consultants, or other agents.

               (xiv)   Sales, commissions, advertising or marketing.

               (xv)    Unconditional purchase or payment obligations.

               (xvi)   Any investment by the Company.

               (xvii) Any other Contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of ten thousand dollars ($10,000).

          (b) Compliance. The Company has performed all obligations required to be performed by it, and is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.12). Except as disclosed in Schedule 2.12, no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance by the Company under any Contract to which it is subject. Except as disclosed in Schedule 2.12, the Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject.

     Section 2.13   True and Complete Copies.  The Seller and the Company have
                    ------------------------
delivered or made available to the Purchaser true and complete copies of all Contracts and documents listed in the Schedules to this Agreement.

     Section 2.14   Title and Related Matters.
                    -------------------------

          (a) Owned Property. Set forth in Schedule 2.14(a) is a description of all real and personal property owned by the Company. The Company has valid and marketable title to all such property, free and clear of all Liens, except Permitted Liens. All properties used in the Company's business operations as of December 31, 1995 are reflected in the Financial Statements in accordance with and to the extent required by GAAP and, as of the date hereof, are fully set forth on Schedule 2.14(a) hereto. Seller has delivered, with respect to any real property owned by the Company, true and complete copies of all deeds, title policies, surveys and other title documents relating to such real property. Further, the Company has valid, good and marketable title to its shares of capital stock in Southern Illinois Cellular Corp., free and clear of all Liens.

          (b) Leased Property. Set forth in Schedule 2.14(b) is a description of all real and personal property leased or used by the Company. Except as otherwise set forth in Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other Person under any such lease, and neither the Seller nor the Company has received notice of such default or event. All rent and other amounts due and payable with respect to each of the Company's leases have been paid through the date of this Agreement. Except as set forth in Schedule 2.14(b), neither the Seller nor the Company has received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals. Seller has delivered, with respect to any leased real or personal property, true and complete copies of all such leases.

          (c) Liens. Except as set forth in Schedule 2.14(c), the real property owned or leased by the Company and the buildings, structures and improvements included within such real property (collectively, the "IMPROVEMENTS") comply with all applicable restrictions, building ordinances and zoning ordinances and all Regulations of the applicable health and fire departments. Except as set forth in Schedule 2.14(c), no alteration, repair, improvement or other work which could give rise to a Lien has been performed with respect to such Improvements within the last one hundred twenty (120) days. The Company's owned or leased real property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Regulation or Order affecting such real property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Seller's or Company's knowledge, threatened or proposed action or proceeding by any Authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's owned or leased real property.

          (d) Utilities. The real property owned or leased by the Company has access, sufficient for the conduct of the Company's business as presently conducted and proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities used in the operation of the Company's business as presently conducted. Access to all such public roads and utilities will be available after the Closing Date.

          (e) Condition. Since December 31, 1995, the Company has not sold, transferred, leased, distributed or disposed of any of its assets or properties, except for (i) transactions in the ordinary and regular course of business, or
(ii) as otherwise consented to in writing by the Purchaser. The Company owns, or has all rights necessary to use, all properties and assets necessary for the conduct of its business as presently conducted. The assets and properties owned, leased or used by the Company in the conduct of the Business are in good condition (reasonable wear and tear excepted), are suitable for their respective uses, and comply with all applicable Regulations. Further such assets and properties constitute all of the assets and properties necessary for the Company to conduct its Business as now conducted.

     Section 2.15   Litigation.  Except as set forth in Schedule 2.15, there is
                    ----------
(a) no Claim pending or, to the Seller's knowledge, threatened against the Company, (b) no Claim by the Company pending or threatened against any Person,
(c) no outstanding Order relating to the Company and (d) no Claim by any Person relating to the Shares.

     Section 2.16   Tax Matters.
                    -----------

          (a) Generally. Except as set forth in Schedule 2.16, Odin, RAM, and Penta-Gen have timely filed all federal, state, local and foreign tax reports, returns, information returns and any other documents required to be filed by it (collectively, "TAX RETURNS") and have duly paid all Taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for periods ending on or prior to or including the Closing Date have been fully paid or reserved against on the Unaudited Financial Statements and on the books of Penta-Gen and Odin in accordance with GAAP. All Taxes which are required to be withheld or collected by Odin, RAM and Penta-Gen have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state, local or foreign authorities or properly segregated or deposited as required by applicable Regulations. There are no Liens for Taxes upon any property or assets of Odin, RAM and Penta-Gen, except for Liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law (as disclosed on Schedule 2.16 hereto). Except as disclosed in Schedule 2.16, neither Odin, RAM nor Penta-Gen have requested an extension of time within which to file any Tax Return and has not waived the statute of limitations on the right of the IRS or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. All Taxes owed by any affiliated group of which the Company has at any time been a member (whether or not shown on any Tax Return) have been paid for each taxable period during which Odin, RAM or Penta-Gen was a member of the affiliated group. Neither Odin, RAM nor Penta-Gen has any liability for the unpaid Taxes of any Person (other than the Company) under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (b) Good Faith. All Tax Returns described in Section 2.16(a) have been prepared in good faith and are correct and complete in all respects, and there is no basis for assessment of any addition to the Taxes shown thereon.

          (c) Claims. Except as disclosed in Schedule 2.16, (i) there are no proceedings, examinations or claims currently pending by any taxing Authority in connection with any Tax Returns described in Section 2.16(a) nor with respect to the periods to which such Tax Returns relate and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. None of the Tax Returns described in Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith), copies of which have been supplied to the Purchaser, state accurately, in all respects, the information requested with respect to the Company, which information was derived from the books and records of the Company.

          (d) Course of Business. The Company has not taken any action in anticipation of the Closing that would have the effect of deferring any liability for Taxes of the Company to any period (or portion thereof) ending after the Closing Date.

          (e) Withholdings. All payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and deposited or paid to any relevant taxing authorities have been so withheld, deposited or paid by or on behalf of the Company and RAM.

          (f) Partnerships. The Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income tax purposes. Any tax-sharing agreement between the Company and any other Person shall terminate as of the Closing Date and any such tax-sharing agreement is fully disclosed on Schedule 2.16 hereto.

          (g) Accounting Method Adjustments. Except as disclosed in Schedule 2.16, the Company will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under any Regulation relating to Taxes, including without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987.

          (h) Tax Exemptions. None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC, and the Company is not subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner of leased property for federal income tax purposes.

          (i) Tax Return Reviews. An accurate and complete description of the most recent review, if any, of the Tax Returns of the Company by the IRS or any other taxing authority is set forth in Schedule 2.16.

          (j) Power of Attorney. Except as set forth in Schedule 2.16 hereto, no power of attorney has been granted by the Company with respect to any matter, including, without limitation, the payment of Taxes, which is currently in force.

          (k) True and Complete Copies. The Seller and the Company have delivered to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its 1992, 1993, 1994 and [1995] fiscal years.

     Section 2.17   Bank Accounts.  Set forth in Schedule 2.17 hereto is a list
                    -------------
of the bank accounts maintained by the Company and the authorized signatories for each such account.

     Section 2.18   Compliance with Applicable Laws, Regulations and Orders.
                    -------------------------------------------------------
The Company has been and is presently in material compliance with all laws, ordinances, codes, rules, Regulations and Orders applicable to the conduct of its Business, including, without limitation, all Regulations relating to health, sanitation, fire, zoning, building and occupational safety.

     Section 2.19   Employee Benefit Plans.
                    ----------------------

          (a)  Set forth on Schedule 2.19 hereto is a true and complete list of:

               (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company or the Seller is required to make contributions ("PENSION BENEFIT PLAN"); and

               (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by the Company or to which the Company or the Seller is required to make contributions ("WELFARE BENEFIT PLAN").

          True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA PLANS") have been delivered to or made available to Purchaser together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-
R) and summary annual reports for the last three years.

          (b) With respect to the ERISA Plans, except as set forth on Schedule 2.19:

               (i) there is no ERISA Plan which is a "multiemployer" plan as that term is defined in Section 3(37) of ERISA ("MULTIEMPLOYER PLAN");

               (ii) no event has occurred or (to the knowledge of Seller or Company) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

               (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500 (or 5500-C or 5500-R) and predecessors thereof; and

               (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

          (c) Each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

               (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

               (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

               (iii) is not currently under investigation, audit or review by the IRS or (to the knowledge of Seller or Company) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under
     Section 501(a) of the Code.

          (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and each defined contribution plan under
Section 414(i) of the Code:

               (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

               (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

               (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of Seller or Company) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

               (iv) No Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

               (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (a) no liability under Title IV of ERISA would be incurred by the Company and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

          (e) With respect to each Pension Benefit Plan, Schedule 2.19 contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

          (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under ERISA Plans is not expected to exceed approximately $46,841.32 for the current fiscal year, all of which has been properly accrued or reserved for on the Unaudited Financial Statements. To the extent required in accordance with GAAP, the Company's Financial Statements reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Financial Statements.

          (g) With respect to any Multiemployer Plan (1) the Company has not, since its formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Company under any Multiemployer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 1995; and (3) the Company has not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

          (h)  With respect to the Welfare Benefit Plans:

               (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

               (ii)   No claims for benefits are in dispute or in litigation.

          (i)  Set forth on Schedule 2.19 hereto is a true and complete list of:

               (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to;

               (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former employee, officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof

     (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

               (iii) True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.19 ("COMPENSATION COMMITMENTS") have been provided to Purchaser together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to Purchaser with respect to any Compensation Commitment which is unwritten.

          (j)  Each Compensation Commitment:

               (i) since its inception, has been implemented in all material respects in accordance with its terms;

               (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of Seller and Company) no such action is contemplated or under consideration;

               (iii) has no liability for any federal, state, local or foreign Taxes;

               (iv)   has no claims subject to dispute or litigation;

               (v)    has met all applicable requirements, if any, of the Code;
     and

               (vi) has been implemented since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

     Section 2.20   Intellectual Property.  Schedule 2.20 sets forth a complete
                    ---------------------
and accurate list of the Proprietary Rights owned or used by the Company. The Company has no written documents relating to the Company's ownership or use of the Proprietary Rights listed in Schedule 2.20. No other Person has any rights to such Proprietary Rights, except pursuant to agreements or licenses specified in Schedule 2.20. To the Seller's and Company's knowledge, no other Person is infringing, violating or misappropriating any such Proprietary Right. If necessary, the Company owns or holds valid licenses to use all Proprietary Rights used in the operation of its business as presently conducted and proposed to be conducted.

     Section 2.21   Environmental Matters.  The Company has obtained all
                    ---------------------
Environmental Permits required in connection with the operation of its business. The Company is and has been, and is capable of continuing to be in compliance in all respects with (i) the terms and conditions of all such Environmental Permits and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables of any applicable Environmental Law or Regulation, Order, code, plan, decree, judgment, injunction or demand letter issued, entered, promulgated or approved thereunder. The Company currently possesses and maintains such Environmental Permits in its name, and no amendments or modifications to such Environmental Permits or filings with any permitting Authority are required to permit the acquisition of the Shares as contemplated hereby. In addition, except as set forth in Schedule 2.21:

          (a) Generally. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Seller's and Company's knowledge, threatened by any Authority or other entity with respect to the Company relating to any Environmental Permit, license or authorization required in connection with the conduct of the business of the Company or with respect to the generation, treatment, storage, recycling, transportation, disposal or Release of any substance regulated under Environmental Laws ("HAZARDOUS MATERIALS").

          (b)  Property.

               (i) The Company has not handled any Hazardous Material on any property now or previously owned or leased by the Company.

               (ii) No PCB or asbestos is or has been present at any property now or previously owned or leased by the Company.

               (iii) There are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company.

               (iv) There has been no Release of Hazardous Materials at, on or under any property now or previously owned or leased by the Company.

          (c) Transportation. The Company has not (i) transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability

Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations or (ii) stored, treated, transported or disposed, or arranged for storage, treatment, transport or disposal of any Hazardous Materials, other than in compliance with Environmental Law.

          (d) Notification of Release. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company, and no property now or previously owned or leased by the Company is listed or proposed for listing on the National Priorities List under CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

          (e) Liens. There are no Liens arising under or pursuant to any Environmental Laws on any of the real property owned or leased by the Company, and no government actions have been taken or are threatened which could subject any of such properties to such Liens. The Company is not required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

          (f) Site Assessments. Except as set forth in Schedule 2.21, there have been no Phase I or Phase II environmental site assessments conducted by or which are in the possession of the Seller or the Company in relation to any property or facility now or previously owned or leased by the Company.

     Section 2.22   Capital Expenditures and Investments.  The Company has no
                    ------------------------------------
outstanding Contracts or commitments for capital expenditures and investments, except as set forth in Schedule 2.22 attached hereto, which schedule includes a list of all disbursements on account of capital expenditures and investments by the Company since December 31, 1995.

     Section 2.23   Dealings with Affiliates.  Schedule 2.23 sets forth a
                    ------------------------
complete and accurate list of all oral or written Contracts between the Company and any one or more of its Affiliates. Except as set forth in Schedule 2.23, since December 31, 1995, the Company has not made any payments, loaned any funds or property or made any credit arrangement with any Affiliate or employee except for the payment of employee salaries in the ordinary course of business.

     Section 2.24   Insurance.  The Company currently is covered by insurance
                    ---------
policies which provide for coverages that are usual and customary as to amount and scope in the business of the Company, descriptions of which policies, including the names of the insurer and the insured, the amount of premiums, and the types and amounts of coverage, are set forth on Schedule 2.24. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable Regulations and (ii) all Contracts to which the Company is a party. The Company has not breached or otherwise failed to perform its obligations under any of such policies, nor has the Company received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.24, there are no pending or, to the Seller's and Company's knowledge, threatened claims under any policy relating to the Company.

     Section 2.25   Commissions.  There are and will be no claims for brokerage
                    -----------
commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller, the Company, or any of their Affiliates.

     Section 2.26   Permits and Reports.  Schedule 2.26 hereto sets forth a list
                    -------------------
of all permits, licenses, registrations, certificates, orders, approvals or other authorizations from any Authority or other Person including, without limitation, the FCC and the ICC ("PERMITS") issued to or held by the Company in connection with its operations. Such Permits are the only Permits that are required for the Company to conduct its business as presently conducted and proposed to be conducted. Each such Permit is in full force and effect, and the Company has not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. The Company is in full compliance with the terms of each such Permit, and the Seller is not aware of any reason not set forth in said Permit why any such Permit would not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. Except as set forth in Schedule 2.26, no authorization, consent or notification of or filing with any Authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and each Permit issued to or held by the Company will continue in full force and effect following the Closing Date. Except as set forth on Schedule 2.26, (i) all returns, reports, applications, statements and other documents required to be filed by the Company with the FCC, the ICC and any other regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law and are true and complete in all material respects, and (ii) all reporting requirements of the FCC, the ICC and other regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all material respects. A listing of all returns, reports, applications, statements and other documents filed by the Company within the past three (3) years with the FCC, the ICC and any other regulatory or governmental authority (including taxing authorities) or municipality is attached hereto as Schedule 2.26; true and complete copies of all such returns, reports, applications, statements and other documents have been previously provided to Purchaser by Seller.

     Section 2.27   Absence of Undisclosed Liabilities.  The Company does not
                    ----------------------------------
have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.19 hereof or liabilities for Taxes (as defined in Section 2.16 hereof) or liabilities for under-reporting, under-billing or under-collection of revenues or underpayment of revenues to a third party, except for
(i) liabilities stated or reserved against in the Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on
Schedule 2.27 hereto. The Company is not a party to any Contract, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any legal requirement which has, or can reasonably be expected to have, a Material Adverse Effect.

     Section 2.28   Disclosure.  Neither this Agreement nor any of the
                    ----------
attachments, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Seller or the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits any material fact necessary to make each statement contained herein or therein not misleading.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Seller as follows:

     Section 3.1    Corporate Organization.  The Purchaser is a corporation duly
                    ----------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted and proposed to be conducted. The Purchaser is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the Purchaser's charter and by-laws as presently in effect have been delivered to the Seller.

     Section 3.2    Authorization.  The Purchaser has full corporate power and
                    -------------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

     Section 3.3    No Violation.  The execution, delivery and performance of
                    ------------
this Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Purchaser or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to the charter or by-laws of the Purchaser, any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), any Order to which the Purchaser is subject or any Contract to which the Purchaser or any of its properties are subject. The Purchaser has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

     Section 3.4    Investment Intent.  The Purchaser represents and warrants to
                    -----------------
the Seller that it is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Shares in violation of the Securities Act of 1933, as amended, or the Regulations thereunder or under any other applicable securities laws.

                                  ARTICLE IV

                    COVENANTS OF THE SELLER AND THE COMPANY

     From and after December 31, 1995 until the Closing Date, each of the Seller and the Company agree that they shall act, or refrain from acting where so required, to comply (and in the case of the Seller, to cause the Company to comply) with the following:

     Section 4.1  Regular Course of Business.
                  --------------------------

          (a) Generally. The Company shall operate its business diligently and in good faith, consistent with past management practices, shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and Contracts in effect without change except as expressly provided herein and shall comply with the provisions of all Regulations, Orders and Permits applicable to the Company and the conduct of its business. The Company shall comply, without modification, with all Contracts and commitments relating to capital expenditures as set forth on Schedule 2.22. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1995.

          (b) Compensation. Without the prior written consent of the Purchaser, the Company shall not hire any employee and shall not grant any increase in the compensation of any employee, officer, board member, consultant or independent contractor.

          (c) Insurance. The Company shall maintain current its insurance policies with the coverage and in the amounts set forth in Schedule 2.24.

          (d) Claims. The Company shall promptly notify the Purchaser of any Claims that may be commenced against it.

          (e) Supplement. From time to time prior to the Closing Date, the Seller shall promptly notify the Purchaser of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto.

     Section 4.2  Amendments.  No change or amendment shall be made to the
                  ----------
charter or by-laws of the Company, and the Company shall not merge into or consolidate with any other Person or change the character of its business.

     Section 4.3    Capital Changes.  The Company shall not issue, sell,
                    ---------------
purchase or redeem any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The Company shall not pledge or otherwise encumber any shares of its capital stock, nor shall the Company allow the transfer of any shares of its capital stock on its stock transfer ledger or other books and records.

     Section 4.4    Dividends.  The Company shall not declare, pay or set aside
                    ---------
for payment any dividend or other distribution in respect of its capital stock.

     Section 4.5    Capital Expenditures. The Company shall not make any capital
                    --------------------
expenditures, or commitments with respect thereto, except as provided in
Schedule 2.22. The Company shall not make or accept any loan or advance to or from any of its Affiliates or Affiliates of the Seller.

     Section 4.6    Borrowing.  Without Purchaser's prior written approval, the
                    ---------
Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on the Financial Statements, except for amounts not to exceed ten thousand dollars ($10,000) in the ordinary course of business. Further, Odin shall not incur, assume or guarantee any indebtedness or obligation to or of its parent corporation, Penta-Gen, or to or of RAM.

     Section 4.7    Property. The Company shall not sell, transfer, or dispose
                    --------
of any of its assets and properties, other than in the ordinary course of business, or allow any of its assets and properties to become subject to a Lien. The Company shall maintain the collateral pledged by it to CoBank to secure its portion of the CoBank loan to Southern Illinois Cellular Corp.

     Section 4.8    Other Commitments.  Except as set forth in this Agreement
                    -----------------
or permitted in writing by the Purchaser, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

     Section 4.9    Interim Financial Information.  The Company shall supply
                    -----------------------------
the Purchaser with a copy of its internal unaudited monthly financial statements within thirty (30) days after the end of each month.

     Section 4.10   Consents and Authorizations.  The Seller and the Company
                    ---------------------------
shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed in Schedules 2.3 and 2.26. The Seller and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

     Section 4.11   Access.  Each of the Seller and the Company shall afford
                    ------
to the Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Purchaser reasonable access during business hours to the Company's plants, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser shall from time to time reasonably request.

     Section 4.12   Notice of Transfer.  Each of the Seller and the Company
                    ------------------
shall cooperate in providing any required notices to the appropriate Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Permits).

     Section 4.13   Payment of Stamp Tax.  All transfer (including any real
                    --------------------
estate transfer tax), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by the Seller and the Purchaser when due, and the parties will file on a timely basis all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     Section 4.14   Access to and from RAM Building.  Prior to the Closing
                    -------------------------------
Date Seller and the Company shall have sealed all access from and to its corporate office headquarters located at 102 E. Kirkwood, Odin, Illinois, with, to and from the offices of RAM located adjacent thereto.


                                   ARTICLE V

                          COVENANTS OF THE PURCHASER

     Section 5.1    Consents and Authorizations.  The Purchaser shall, promptly
                    ---------------------------
after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed in Schedule 3.3. The Purchaser shall diligently pursue and use its best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

                                  ARTICLE VI


                               OTHER AGREEMENTS

     The parties hereto further agree as follows:

     Section 6.1  Agreement to Defend.  In the event any claim of the nature
                  -------------------
specified in Section 7.4 or Section 8.3 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

     Section 6.2  Further Assurances.  On the terms and subject to the
                  ------------------
conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts,
(b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Regulations or in connection with any Permits,
(c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other Order.

     Section 6.3  Consents.  Without limiting the generality of Section
                  --------
6.2, each of the parties hereto shall use all reasonable efforts to obtain all waivers, Permits, authorizations, consents and approvals of all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

     Section 6.4  No Solicitation or Negotiation.  Unless and until this
                  ------------------------------
Agreement is terminated, neither the Seller nor the Company shall, and each shall each use best efforts to cause its Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     Section 6.5  No Termination of the Obligations by Subsequent Dissolution.
                  -----------------------------------------------------------
Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article VI, shall not be terminated by the dissolution of such party, whether by operation of Regulation or otherwise.

     Section 6.6  Public Announcements.  Prior to the Closing Date, no party
                  --------------------
hereto nor any Affiliate, representative or shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as required to obtain the consents, waivers and authorizations listed in Schedules 2.3, 2.26 and 3.3 and in connection with the Purchaser's financing of the transactions contemplated hereby, without the other parties' prior written consent. Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both the Seller and the Purchaser, which approval shall not be unreasonably withheld; provided, however, that either party may withhold such
                       -----------------
approval in its sole discretion with respect to any of the foregoing which discloses any of the financial terms of this transaction. Prior to the Closing Date, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement. Notwithstanding the foregoing, no party hereto will disclose the Purchase Price or the manner in which the Purchase Price is calculated, without the prior written consent of the other parties hereto.

     Section 6.7  Records and Information.
                  -----------------------

          (a) Retention of Records. Except as otherwise required by Regulation or agreed to in writing, each of the Seller and the Purchaser shall retain, and shall cause its Affiliates to retain, for a period of at least four (4) years, or the period required by applicable Regulation, following the Closing Date, all records, books, contracts, instruments, computer data and other data and information (collectively, "INFORMATION") relating to the Company.

          (b) Access to Information. From and after the Closing Date, the Seller shall afford to the Purchaser and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to all Information within the

Seller's possession relating to the Company, insofar as such access is reasonably required by the Purchaser. Similarly, the Purchaser shall afford to the Seller and its authorized accountants, counsel, and other designated representatives reasonable access (including reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Purchaser's possession relating to the Company or its business as conducted prior to the Closing Date, insofar as such access is reasonably required by the Seller.

          (c) Provisions of Corporate Records. The Seller shall arrange, as soon as practicable following the Closing Date, to the extent not previously delivered in connection with the transactions contemplated herein, for transportation at the Seller's cost to the Purchaser of the records in the Seller's possession relating to the Company, the corporate minutes books, stock ledgers and certificates and corporate seals of the Company, and all Contracts and litigation files relating to the Company, except to the extent (i) such items are already in the possession of any of the Purchaser or the Company or
(ii) it is necessary or appropriate for the Seller to retain such records for use in preparation of Tax Returns under the provisions hereof. Seller may make and retain copies of all or any such records or documents at its expense.

          (d) Witnesses. At all times from and after the Closing Date, each of the Seller and the Purchaser shall use reasonable efforts to make available to the other, upon written request, its and its Affiliates' officers, directors, employees and agents as witnesses to the extent that such Persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved, at no cost; provided, however, that a party producing such witnesses shall be entitled to
--------
receive from the requesting party, upon presentation therefor, payment for such out-of-pocket costs and disbursements as may be reasonably incurred in producing such witnesses.

     Section 6.8  Insurance Policies and Claims Administration.
                  --------------------------------------------

          (a) Insurance Coverage Prior to the Closing Date. The Seller shall be responsible for the administration of all claims under the Company's insurance policies relating to periods prior to the Closing Date. If any claim is asserted against the Company relating to periods prior to the Closing Date, the Seller shall promptly assert and pursue coverage and payment for such claim with the appropriate insurance carrier, and the Purchaser shall, and shall cause the Company to, provide reasonable cooperation and assistance to the Seller in asserting and pursuing such coverage. In particular, the Purchaser shall, upon request by the Seller, cause the Company to file all necessary claims and take all such other action as may reasonably be requested by the Seller to pursue such coverage. As between the Seller, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except to the extent the Seller has previously provided indemnification therefor to the Purchaser or the Company under this Agreement.

          (b) Insurance Coverage After the Closing Date. Each party shall be responsible for establishing and maintaining its own property and casualty insurance (including, without limitation, primary and excess general liability, automobile, workers' compensation, property, director and officer liability, fire, crime, surety and other similar insurance policies) for the activities and claims of such party and its Affiliates on and after the Closing Date.

     Section 6.9  Other Tax Matters.
                  -----------------

          (a) Tax Returns. The Purchaser, the Seller, the Company and their successors shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records and timely take all action necessary to allow for the preparation and filing of all Tax Returns and reports. Within sixty (60) days following the Closing, the Seller shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information) which are in the possession of the Seller or the Company and which relate to any Taxes of the Company for any taxable period. Prior to the delivery of the materials described in the preceding sentence, the Seller shall cooperate with the Purchaser in providing access to such materials as is reasonably required by the Purchaser.

     The parties hereto agree that the Seller shall prepare, and pay all taxes arising therefrom, all tax returns for Odin and for Penta-Gen for the periods ending on or before December 31, 1995. Purchaser shall prepare, and pay all taxes arising therefrom, all tax returns for Odin and for Penta-Gen for the periods ending after January 1, 1996.

          (b) Information. The Purchaser and the Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Seller shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company. The parties shall execute and deliver such powers of attorney and other documents as are reasonably requested to carry out the administration of the Tax provisions of this Agreement.


                                 ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

     The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by the Purchaser:

     Section 7.1  Representations and Warranties.  The representations and
                  ------------------------------
warranties of the Seller and the Company contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Seller and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. Seller shall have delivered to the Purchaser a certificate, dated the Closing Date, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

     Section 7.2  Consents and Approvals.  The Seller, the Company and the
                  ----------------------
Purchaser shall have obtained all consents, approvals, Orders, qualifications, licenses, Permits or other authorizations, specified in Schedules 2.3, 2.26 and
3.3 hereto and, to the extent not listed in Schedules 2.3, 2.26 and 3.3 hereto, required by all applicable Regulations, Orders and Contracts binding on any of the Seller, the Company or the Purchaser or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Company in the same manner after the Closing Date as before the Closing Date.

     Section 7.3  No Material Adverse Change.  There shall have been no Material
                  --------------------------
Adverse Change in the business, properties, Financial Statements, business prospects, condition (financial or otherwise) or results of operations of the Company since December 31, 1995. The Purchaser shall have received a certificate, dated the Closing Date, from the Seller, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

     Section 7.4  No Proceeding or Litigation.  No Order or Regulation shall be
                  ---------------------------
in effect which would prevent the consummation of the transactions contemplated hereby.

     Section 7.5    Secretary's Certificate. The Purchaser shall have received a
                    -----------------------
certificate, signed by the Seretary of the Company, dated the Closing Date, as to the charter and by-laws of the Company and the resolutions adopted by the directors of the Company in connection with this Agreement in a form reasonably satisfactory to the Purchaser.

     Section 7.6    Certificates of Good Standing.  At the Closing, the Company
                    -----------------------------
shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing of the Company in its respective jurisdiction of incorporation and in each jurisdiction in which each is qualified to do business as of a date not more than fifteen (15) days prior to the Closing Date.

     Section 7.7    Noncompetition Agreement.  The Seller and Company shall have
                    ------------------------
caused Rick A. Moore to enter into the Noncompetition Agreement attached hereto as Exhibit 7.7.

     Section 7.8    Resignations. The Seller shall have caused all directors and
                    ------------
officers of the Company to have resigned.

     Section 7.9    Other Documents.  The Purchaser shall have been furnished
                    ---------------
with such other and further documents and certificates, including certificates of the Seller or the Company's officers, directors and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

     Section 7.10   Liens. The Seller shall have removed all Liens on the assets
                    -----
and properties of the Company other than Permitted Liens.

     Section 7.11   Agreement with Data and Communications Services, Inc.
                    -----------------------------------------------------
The Seller shall have caused the Company, prior to Closing, to enter into a billing services agreement with Data Communications Services, Inc., which agreement shall be cancelable without penalty upon the giving of ninety (90) days' prior written notice.

     Section 7.12   Collection of Note Payable.  The Company shall have
                    --------------------------
received, prior to the date of this Agreement, payment in full for the promissory note to the Company in the approximate amount of $80,000 from Data and Communications Services, Inc.

     Section 7.13   Distribution of RAM Capital Stock. Penta-Gen shall have,
                    ---------------------------------
prior to Closing, distributed the capital stock of RAM owned by Penta-Gen to Rick Moore and to Tom Moore.

                                 ARTICLE VIII

                         CONDITIONS TO THE OBLIGATIONS
                                 OF THE SELLER

     The obligations of the Seller under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by the Seller:

     Section 8.1  Representations and Warranties.  The representations and
                  ------------------------------
warranties of the Purchaser contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein or therein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. An officer of the Purchaser in his capacity as such shall have delivered to the Seller a certificate, dated the Closing Date, certifying to the foregoing.

     Section 8.2  Consents and Approvals.  The Purchaser, the Seller and
                  ----------------------
the Company shall have obtained all consents, approvals, orders, qualifications, licenses, Permits or other authorizations, specified in Schedules 2.3, 2.26 and
3.3 hereto and, to the extent not listed in Schedules 2.3, 2.26 and 3.3 hereto, required by all applicable Regulations, Orders and Contracts binding on the Purchaser, the Seller or the Company or any of their respective properties and assets with respect to the execution, delivery and performance of this Agreement.

     Section 8.3  No Proceeding or Litigation.  No Order or Regulation shall be
                  ---------------------------
in effect which would prevent the consummation of the transactions contemplated hereby.

     Section 8.4  Secretary's Certificate.  The Seller shall have received a
                  -----------------------
certificate, signed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and by-laws of the Purchaser and the resolutions adopted by the directors of the Purchaser in connection with this Agreement in a form reasonably satisfactory to the Seller.


                                  ARTICLE IX

                                    CLOSING

     Section 9.1  Closing.  Unless this Agreement shall have been terminated
                  -------
or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held on or before June 28, 1996

(on such date either before or after June 28, 1996 as the parties hereto shall mutually agree) (the "CLOSING DATE") in the offices of the Purchaser; provided,
                                                                      --------
that the Closing shall occur as soon as practicable after the satisfaction of the conditions contained in Articles VII and VIII hereof.

     Section 9.2  Closing Date Payment and Receipt of Shares.  On the Closing
                  ------------------------------------------
Date, (i) the Seller will assign and transfer to the Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to the Purchaser a stock certificate or certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached; (ii) the Purchaser shall, by wire transfer of same-day funds, pay to the Seller the amount of Four Million Dollars ($4,000,000.00); (iii) the Purchaser shall, by wire transfer of same-day funds, deposit in an escrow account at Boatmen's Bank of South Central Illinois the amount of One Million Dollars ($1,000,000.00), all as provided in the Escrow Agreement referred to in Section 11.2 hereof; and (iv) the parties shall deliver to each other the documents required under this Agreement to be delivered at or prior to the Closing.


                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

     Section 10.1  Methods of Termination.  This Agreement may be terminated
                   ----------------------
and the transactions herein contemplated may be abandoned at any time:

          (a) Mutual Consent. By mutual written consent of the Purchaser and the Seller.

          (b) Seller's Failure to Perform. By the Purchaser if as of the Closing Date any of the conditions specified in Article VII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Purchaser has notified the Seller in writing thereof) or if either the Seller or the Company is otherwise in default in any material respect under this Agreement (and remains in default for more than ten (10) days after the Purchaser has notified the Seller in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Purchaser (on reasonable grounds) that either the Seller or the Company will be unable to satisfy one or more of the representations and warranties in Article II hereof or one or more of the covenants or agreements in Articles IV or VI hereof,

          (c) Purchaser's Failure to Perform. By the Seller if as of the Closing Date any of the conditions specified in Article VIII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Seller has notified the Purchaser in writing thereof) or if the Purchaser is otherwise in default in any material respect under this Agreement (and remains in default for more than ten (10) days after the Seller shall have notified the Purchaser in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Seller (on reasonable grounds) that the Purchaser will be unable to satisfy one or more of its representations and warranties in Article III hereof or one or more of the covenants or agreements in Articles V or VI hereof.

          (d) Remedies. In the event of any failure to perform as described in this Section 10.1, the nonbreaching party shall have such remedies for breach of contract as are allowed by law in addition to or in substitution of the right of termination.

     Section 10.2  Procedure Upon Termination.  If this Agreement is terminated
                   --------------------------
as provided herein:

          (a) Return of Records. Each party shall as promptly as practicable redeliver to the party furnishing the same, all data, information and other written material (including all copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof.

          (b) Confidentiality. All information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used by, or disclosed to, third parties.


                                 ARTICLE XI

                       SURVIVAL OF TERMS; INDEMNIFICATION

     Section 11.1  Survival.  All of the terms and conditions of this Agreement,
                   --------
together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify each other as set forth in this Article XI shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and shall continue for, and all claims with respect thereto shall be made prior to the end of, eighteen (18) months from the Closing Date (the "INDEMNIFICATION PERIOD"); provided, however, that with respect to any income tax liability of the Company attributable to any activities or transactions occurring by it or RAM prior to the

Closing Date, the agreement of Rick Moore to indemnify Purchaser and its Affiliates shall survive until, and all claims with respect thereto shall be made prior to, the expiration of the applicable statute of limitations prescribed by Section 6501 of the Internal Revenue Code of 1986 (excluding extensions thereof unless Rick Moore shall have consented to the same in writing).

     Section 11.2  Escrow of Liquid Assets.  From and after the date of this
                   -----------------------
Agreement through the longer of (a) one (1) year from the Closing Date or
(b) so long as any Claim made during such one (1) year period is still outstanding and unresolved as set forth in this Article XI hereof, One Million Dollars ($1,000,000.00) of the Purchase Price otherwise payable to Rick Moore for the Shares shall be maintained in an escrow account (the "ESCROW ACCOUNT"), in Boatmen's Bank of South Central Illinois, pursuant to the terms and provisions of an Escrow Agreement to be executed at Closing substantially in the form attached hereto as Exhibit 11.2. Purchaser may make a claim for payment of any indemnity payment due under Section 11.3 in the manner provided in the Escrow Agreement.

     Section 11.3  Indemnification by the Seller.  After the Closing Date,
                   -----------------------------
subject to the limitations set forth in Sections 11.1 and 11.2 hereof, the Purchaser and its Affiliates and their respective officers, directors, employees, shareholders, representatives and agents shall, as their sole and exclusive remedy, be indemnified and held harmless by Rick Moore against and in respect of any and all (i) Penta-Gen and RAM Tax liabilities attributable to any of their activities or transactions occurring through the Closing Date, including, but not limited to any arising from the distribution or disposition of RAM capital stock by Penta-Gen, and (ii) any and all other damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) up to, but not in excess of One Million Dollars ($1,000,000.00) in aggregate, resulting from, or in respect of, any of the following:

          (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Seller, or nonfulfillment of any obligation on the part of either the Company (to be performed prior to the Closing) or the Seller under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, Financial Statement or instrument delivered by or on behalf of the Seller or the Company hereunder.

          (b) Taxes. All Taxes of the Seller or of Penta-Gen attributable to any period which ends prior to or on the Closing Date and all Taxes of Odin attributable to any periods which ends on or prior to December 31, 1995.

          (c) Third Party Claims. Any Claim of a third party arising out of the business or operations of the Company prior to or on the Closing Date or any Claim relating to the Excluded Liabilities or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of Penta-Gen or Odin or RAM prior to the Closing Date.

          (d) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

     Section 11.4  Indemnification by the Purchaser.  After the Closing, subject
                   --------------------------------
subject to the limitation set forth in Section 11.1, the Seller and its Affiliates and their respective officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Purchaser against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

          (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

          (b) Taxes. All Taxes of the Purchaser or of Penta-Gen relating to the Company attributable to any period which begins after the Closing Date and all Taxes of Odin attributable to any periods which begin subsequent to December 31, 1995.

          (c) Third Party Claims. Any Claim of a third party arising out of the business or operations of the Company after the Closing Date.

          (d) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

     Section 11.5  Third Party Claims.
                   ------------------

          (a) Generally. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "INDEMNITEE") of notice of the commencement of any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation another party to this Agreement (hereinafter the "INDEMNITOR") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a claim thereon is to be, or may be, made against the Indemnitor, immediately notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim or process and all legal pleadings. The Indemnitee's failure to give timely notice as required by this Section 11.5(a) shall not serve to eliminate or limit the Indemnitor's obligation to indemnify the Indemnitee unless such failure prejudices the rights of the Indemnitor, and then only to the extent of such prejudice. Moreover, the Indemnitee shall have the right to take any actions or steps it deems reasonable to avoid the occurrence of any prejudice to the rights of the Indemnitee. The Indemnitor shall have the right to assume the defense of such action with counsel of reputable standing unless with respect to such action (A) injunctive or equitable remedies have been sought therein in respect of the Indemnitee or its business or (B) such action is for an alleged amount of less than Five Thousand Dollars ($5,000); provided, that the Indemnitee and counsel to the
                           --------
Indemnitee shall have the right to participate in the defense of any and all Claims pursuant to the provisions of Section 11.5(b) hereof. The Indemnitor and the Indemnitee shall reasonably cooperate in the defense of such Claims. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall pay such amount to the Indemnitee in order to enable the Indemnitee to make such payment, and otherwise shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment, in either case, plus all reasonable out-of-pocket expenses (including reasonable legal fees and expenses) incurred by such Indemnitee at the specific request of the Indemnitor, as provided above, or as otherwise authorized by Section 11.5(b) hereof, in connection with such obligation or liability subject to this Article XI. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as provided in this Section 11.5(a), the Indemnitee shall have the full right to defend against any such Claim and shall be entitled to settle or agree to pay in full such Claim in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this Section 11.5(a), the Indemnitee shall not enter into any settlement for which an indemnification Claim will be made hereunder without the approval of the Indemnitor, which shall not be unreasonably withheld.

          (b) Counsel. An Indemnitee shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim and the Indemnitor has agreed in writing to pay such fees and expenses, or
(ii) the Indemnitor shall not have employed counsel in the defense of such Claim (which counsel may be in-house counsel unless and until a lawsuit has been commenced). In either of which events, such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the Indemnitor.

          (c) Payment from Escrow Account. Purchaser may make a claim for payment of any indemnity payment due under Section 11.3 in the manner provided in the Escrow Agreement during the Escrow Period (as defined therein). To the extent Purchaser shall have a further claim for payment of any indemnity payment prior to expiration of the Indemnification Period, such claim may be brought directly against Rick Moore, to the extent the aggregate of such claims have not exceeded the Section 11.3(ii) One Million Dollar ($1,000,000.00) limitation applicable to claims (which limitation is not applicable to Tax liabilities of Penta-Gen and RAM as provided in Section 11.3(i)).


                                  ARTICLE XII

                               GENERAL PROVISIONS

     Section 12.1  Amendment and Modification.  Subject to applicable
                   --------------------------
Regulations, this Agreement may be amended, modified and supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by the parties hereto.

     Section 12.2  Waiver.  The failure of any party hereto to comply with
                   ------
any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

     Section 12.3  Certain Definitions.
                   -------------------

     "AFFILIATE" shall mean, with regard to any Person, any Person which, directly or indirectly controls, is controlled by, or is under common control with, such Person and, with respect to any Person who is an individual, the spouse, ancestors and descendants

(lineal or by marriage) thereof. "Control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

     "AGREEMENT" shall have the meaning ascribed to such term in the preamble hereof.

     "AUTHORITY" shall mean any governmental authority, including, without limitation, the FCC and the ICC and any other governmental, regulatory or administrative body, agency, commission, board of arbitrators, or any court or judicial authority, whether federal, state, local or foreign.

     "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday and that in Odin, Illinois, or Denver, Colorado, is not a day on which banking institutions are generally authorized or obligated by Regulation to close.

     "CERCLA" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

     "CERCLIS" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

     "CLAIM" shall mean any action, written claim, complaint, lawsuit, written demand, suit, notice of a violation, litigation, proceeding, arbitration or other dispute noticed in writing, whether civil, criminal, administrative or otherwise, by any Authority or other Person.

     "CLOSING" shall have the meaning ascribed to such term in Section 9.1 hereof.

     "CLOSING DATE" shall have the meaning ascribed to such term in Section 9.1 hereof.

     "COMPANY" shall have the meaning ascribed to such term in the preamble hereof.

     "CONTRACT" shall mean any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

     "ENVIRONMENTAL LAW" shall mean any Regulation or Order, including, but not limited to, any term or condition included in a validly issued Permit to construct or operate a facility subject to any Regulation or Order, which relates to or otherwise imposes liability or standards of conduct concerning environmental matters, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous wastes, substances or materials, including (but not limited to) CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "SUPERLIEN" law and any other similar Regulation by any Authority in effect on or before the Closing Date.

     "ENVIRONMENTAL PERMIT" shall mean a Permit relating to or required by any Environmental Law.

     "ERISA" shall have the meaning ascribed to such term in Section 2.19 hereof.

     "ERISA PLANS" shall have the meaning ascribed to such term in Section 2.19 hereof.

     "FCC" shall mean the Federal Communications Commission.

     "FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in
Section 2.9(a) hereof.

     "GAAP" shall mean United States generally accepted accounting principles, consistently applied, as in existence at the date hereof.

     "HAZARDOUS MATERIALS" shall have the meaning ascribed to such term in
Section 2.21(a) hereof.

     "IMPROVEMENTS" shall have the meaning ascribed to such term in Section 2.14(c) hereof.

     "ICC" shall mean the Commerce Commission of the State of Illinois.

     "INDEMNITEE" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

     "INDEMNITOR" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

     "INFORMATION" shall have the meaning ascribed to such term in Section 6.9(a) hereof.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     "IRS" means the Internal Revenue Service.

     "LIEN" shall mean any security interest, lien, mortgage, pledge, hypothecation, encumbrance, claim, easement, restriction (on transfer or otherwise) or interest of another Person of any kind or nature.

     "MATERIAL ADVERSE CHANGE" shall mean any developments or changes which would have a Material Adverse Effect.

     "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a material adverse effect in respect of such Person's business, business prospects, properties, assets, condition (financial or otherwise) or results of operations.

     "ORDER" shall mean any judgment, decree (consent or otherwise), order, injunction (preliminary or permanent), stipulation, ruling, decree or consent of or by an Authority.

     "PCB" shall mean polychlorinated biphenyls.

     "PERMITS" shall have the meaning ascribed to such term in Section 2.26 hereof.

     "PERMITTED LIENS" shall mean (i) statutory Liens for Taxes not yet due and payable, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not interfere with the present use of the properties or assets subject thereto or affected thereby, do not otherwise impair present business operations at such properties, or do not have a Material Adverse Effect on the value of such properties and assets and (iii) Liens reflected in the Financial Statements.

     "PERSON" shall mean any corporation, partnership, joint venture, organization, entity, Authority or natural person.

     "PENSION BENEFIT PLAN" shall have the meaning ascribed to such term in
Section 2.19 hereof.

     "PROPRIETARY RIGHTS" shall mean all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, registrations and applications for registrations, (ii) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof and (iii) copyrights and registrations and applications for registration thereof.

     "PURCHASE PRICE" shall have the meaning ascribed to such term in Section
1.2 hereof.

     "PURCHASER" shall have the meaning ascribed to such term in the preamble hereof.

     "REGULATION" shall mean any law, statute, regulation, ordinance, requirement, rule, executive order or binding action of or by an Authority.

     "RELEASE" shall have the meaning ascribed to such term in Section 9601(22) of Title 42 of the United States Code.

     "SELLER" shall have the meaning ascribed to such term in the preamble hereof.

     "SHARES" shall have the meaning ascribed to such term in the recitals hereof.

     "TAX RETURNS" shall have the meaning ascribed to such term in Section 2.16(a) hereof.

     "TAX" or "TAXES" means any income, gross receipt, net proceeds, alternative or add-on minimum, ad valorem, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing authority, federal, state, local or foreign.

     "UNAUDITED FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in Section 2.9(a) hereof.

     "WELFARE BENEFIT PLAN" shall have the meaning ascribed to such term in
Section 2.19 hereof.

     Section 12.4  Notices.  All notices, claims, requests, demands or other
                   -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice to the other parties.

    Notices to Purchaser:                With a Copy to:
    --------------------                 --------------

MJD Services Corp.                  Underwood Kinsey Warren &
5821 Fairview Road, Suite 409           Tucker, P.A.
Charlotte, NC 28209                 201 S. College Street,
ATTN: Eugene B. Johnson,            Suite 2020
  Senior Vice President             Charlotte, NC   28244
                                    ATTN:  Joseph Warren, Esq.

    Notices to Seller:                   With a Copy to:
    -----------------                    --------------

Rick A. Moore                       Ruden, McClosky, Smith,
16 Bryan Lane                           Schuster & Russell, P.A.
Salem, IL  62881                    200 East Broward Blvd.
                                    Post Office Box 1900
                                    Fort Lauderdale, FL  33302
                                    ATTN:  Glen Stankee, Esq.

Tom D. Moore                        Ruden, McClosky, Smith,
12641 White Coral Drive                 Schuster & Russell, P.A.
Wellington                          200 East Broward Blvd.
West Palm Beach, FL 33414           Post Office Box 1900
                                    Fort Lauderdale, FL  33302
                                    ATTN:  Glen Stankee, Esq.

    Notices to Penta-Gen:
    --------------------

Penta-Gen Investments, Inc.         Ruden, McClosky, Smith,
102 E. Kirkwood                         Schuster & Russell, P.A.
Post Office Box 278                 200 East Broward Blvd.
Odin, IL  62870-0278                Post Office Box 1900
ATTN: Rick A. Moore, President      Fort Lauderdale, FL  33302
                                    ATTN: Glen Stankee, Esq.

     Section 12.5   Assignment.  This Agreement and all of the provisions hereof
                    ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that the Purchaser may, without the prior written consent of the
--------
Seller, assign its rights hereunder and under any other Contracts or documents executed or delivered in connection herewith to (i) an Affiliate of the Purchaser or (ii) its lenders as collateral in connection with the financing of the transactions contemplated hereby.

     Section 12.6   Governing Law.  This Agreement shall be governed by the laws
                    -------------
of the State of North Carolina, without regard to its principles of conflict of laws.

     Section 12.7  Counterparts.  This Agreement may be executed in
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 12.8   Headings.  The Article and Section headings contained in
                    --------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 12.9   Entire Agreement.  This Agreement embodies the entire
                    ----------------
agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties with respect to such subject matter other than those expressly set forth or referred to herein.

     Section 12.10  No Benefit.  This Agreement shall not be construed so as to
                    ----------
confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

     Section 12.11  Delays or Omissions.  No delay or omission to exercise any
                    -------------------
right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. All remedies, whether under this Agreement, by Regulation or otherwise, afforded to any party shall be cumulative and not alternative.

     Section 12.12  Severability.  Unless otherwise provided herein, if any
                    ------------
provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.13  Expenses.  Each of the parties hereto shall bear its own
                    --------
expenses, including, without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby; provided, however,
                                                            --------  -------
that in the event a breach of Section 6.4 hereof occurs and the transactions contemplated hereby are not consummated, the Seller shall pay to the Purchaser the Purchaser's out-of-pocket fees, including, without limitation, reasonable legal fees and expenses, incurred in connection with the transactions contemplated hereby. Further the parties hereto agree that the Company shall pay the fees and expenses of ICC and FCC counsel with respect to the transactions contemplated by this

Agreement and that the Company shall pay the fees and expenses of Ruden, McClosky, Smith, Schuster & Russell, P.A. for professional services rendered to the Company in connection with this transaction or otherwise for the periods through February 21, 1996. Seller shall pay the fees and expenses of Ruden, McClosky, Smith, Schuster & Russell, P.A. for professional services provided after February 21, 1996.

     Section 12.14  Interpretation/Legal Opinions.  Notwithstanding anything
                    -----------------------------
herein to the contrary, wherever in this Agreement Penta-Gen, Odin, RAM, Rick Moore or Tom Moore represent that any transaction contemplated hereunder (or any aspect thereof) does not result in (i) a violation of any law, act, Regulation, rule or Permit, or (ii) a breach of any agreement, contract or corporate charter or bylaw (including, but not limited to, the representations in Sections 2.3, 2.4, 2.7, 2.16(b), 2.18, 2.19(b)(iv), and 2.26), such representation shall not be construed as a legal opinion, but as a representation that Penta-Gen, Odin, RAM, Rick Moore and Tom Moore are unaware of facts which, individually or collectively, would constitute a violation of such law, act, regulation or rule or breach of any such agreement, contract or corporate charter or bylaw, as the case may be.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              MJD SERVICES CORP.

                              /s/ Eugene B. Johnson
                              ------------------------------------
                              By: Eugene B. Johnson
                              Title: Sr. Vice President


                              /s/ Rick A. Moore                   (SEAL)
                              ------------------------------------
                              RICK A. MOORE


                              /s/ Tom D. Moore                    (SEAL)
                              ------------------------------------
                              TOM D. MOORE


                              PENTA-GEN INVESTMENTS, INC.

                              /s/ Rick A. Moore
                              ------------------------------------
                              By: Rick A. Moore
                              Title: President


                              ODIN TELEPHONE EXCHANGE, INC.


                              /s/ Rick A. Moore
                              ------------------------------------
                              By: Rick A. Moore
                              Title: President

                                  Exhibit 7.7

                           NONCOMPETITION AGREEMENT
                           ------------------------


     THIS NONCOMPETITION AGREEMENT (the "Agreement") is made effective as of the ___ day of _______, 1996 (the "Effective Date"), by and between RICK A. MOORE, a resident of Illinois ("Moore"), ODIN TELEPHONE EXCHANGE, INC., an Illinois corporation ("Odin") and MJD SERVICES CORP., a Delaware corporation ("MJD").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Penta-Gen Investments, Inc. ("Penta-Gen") is the record owner of all of the issued and outstanding capital stock of Odin; and

     WHEREAS, pursuant to that certain Stock Purchase Agreement by and among Moore, Tom D. Moore, Penta-Gen, Odin and MJD dated as of March ___, 1996 (the "Purchase Agreement"), MJD is purchasing all of the outstanding capital stock of Penta-Gen; and

     WHEREAS, Moore is a principal shareholder of Penta-Gen, and Moore's knowledge of and contacts within Odin's relevant trade are such that MJD is unwilling to enter into the Purchase Agreement in the absence of Moore's agreement to the covenants set forth herein.

     NOW, THEREFORE, in consideration of and as an inducement to MJD's entering into the Purchase Agreement and the transactions contemplated thereby, and for other good and valuable consideration as provided herein, the receipt and sufficiency of which are hereby acknowledged, Moore hereby undertakes and agrees as follows:

     1. Moore will not directly or indirectly engage or attempt to engage in any of the following competitive activities within the "Restricted Territory" during the "Restricted Period" (as defined in Paragraphs 1(c) and 1(d) hereof, respectively):

          (a) ownership, management, operation or control of, or participation in the ownership, management, operation or control of, or connection with or ownership of any interest in, or exploitation of any customers, business or opportunities of, to or with, or otherwise assisting in any manner, any entity which is engaged in any one or more of the "Restricted Activities" (as defined in Paragraph 1 (e) hereof). By way of example and not limitation, this restriction shall apply to actions taken by Moore in the capacity of director, officer, employee, agent, consultant, partner or stockholder (except that Moore shall be permitted to acquire a stock interest in a corporation provided such stock is publicly traded and the stock so acquired is not more than five percent (5%) of the total outstanding shares of such corporation); or

          (b) employing or engaging or attempting to employ or engage, or knowingly arranging or soliciting to have any other person or entity employ or engage or attempt to employ or engage, any person who heretofore has been employed or engaged by Odin and who is, on the Effective Date or thereafter, employed or engaged by Odin or MJD, including, without way of limitation, all such persons working in the capacity of employee, agent, sales consultant or independent contractor; provided, however, that such restriction shall not apply to the following persons: Diane Borgelt, Scott Manifucci, Patricia Moore, and Tom D. Moore.

          (c) As used herein, the term "Restricted Territory" shall include any and all locations which as of the Effective Date are within the operating territory of Odin, as defined by the Illinois Commerce Commission.

          (d) As used herein, the term "Restricted Period" shall be a period of five (5) consecutive years, commencing with the Effective Date.

          (e) As used herein, the term "Restricted Activities" shall mean the provision or sale of any of the following services to any existing or future wireline customer of Odin (i.e., any Person having a telephone number with a 775 or 846 prefix in Area Code 618), other than a customer who, as of the Closing Date, is already a customer of RAM Enterprises, Inc.:

          (1)  Paging;

          (2)  Cellular Resale;

          (3)  Paging Resale;

          (4)  Internet Access;

          (5)  PCS;

          (6)  Voice Mail;

          (7)  Fax Store & Forward;

          (8)  Directory;

          (9)  Pre-Paid Calling Cards;

          (10) Toll Resale;

          (11) Cable Television (wired and/or wireless);

          (12) Local Dial Tone; and

          (13) Optional Wire Maintenance.

     2. Moore shall not, directly or indirectly, at any and all times hereafter, use, divulge or make available to any person or entity, any confidential information or any documents, files or other papers concerning the business of Odin, except for such disclosure which is consented to in writing in advance by MJD, or otherwise required by applicable law or regulations.

     3. As consideration for the foregoing restrictions upon competition (in addition to MJD's execution of the Purchase Agreement), MJD shall pay Moore the principal sum of Three Hundred Seventy-Five Thousand and no/100 Dollars ($375,000.00) (the "Noncompete Payment"). The Noncompete Payment shall be payable in Twenty (20) equal quarterly installments of Eighteen Thousand Seven Hundred Fifty and no/100 Dollars ($18,750.00) each. The quarterly installments shall be payable in arrears, commencing on the last day of the first calendar quarter ending after the Effective Date, and continuing on the last day of each calendar quarter occurring thereafter until the Noncompete Payment has been paid in full, subject to the provisions hereof. By way of example and not limitation, if the Effective Date is August 1, 1996, the first quarterly payment shall be due and owing on September 30, 1996. The Noncompete Payment may be prepaid in part or in full at any time by MJD, in its sole discretion, without penalty or premium.

     4. Without limiting its other rights and remedies, MJD shall be entitled to set off, against all sums otherwise due and payable hereunder, all amounts with respect to which MJD is entitled to indemnification pursuant to the terms of the Purchase Agreement. MJD shall notify Moore of any such sums to be set off, specifying the basis for such set off and the amount thereof.

     5. In the event of any breach by Moore of any provision contained herein, all obligations and liabilities of MJD with respect to the Noncompete Payment shall cease and terminate, and the Restricted Period shall, to the extent permitted by law, be extended by any period of time during which (i) such breach continues and (ii) there is pending litigation in which MJD is seeking to enforce the terms of this Agreement.

     6. In the event that any provision contained herein is held to be invalid, prohibited or unenforceable because of the scope, duration or area of its applicability or for other reasons, such provision shall be ineffective only to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions hereof. No narrowed construction, court-modification or invalidation of any provision hereof shall affect the construction, legality, validity or enforceability of any other provision hereof.

     7. Moore acknowledges that Odin and MJD will be irreparably damaged if the provisions hereof are not specifically enforced, and agrees that either or both of Odin and MJD shall be entitled to an injunction restraining any violation or attempted violation of this Agreement (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which Odin and MJD may have.

     8. In the event any installment properly due and payable hereunder remains unpaid at the expiration of twenty (20) days following MJD's receipt of written notice of such delinquency (a "default"), then Moore may employ an attorney to enforce his rights and remedies and MJD hereby agrees to pay to Moore reasonable attorneys' fees, plus all other reasonable expenses and court costs, incurred by Moore in exercising any of his rights and remedies upon default.

     9. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina. This Agreement shall inure to the benefit of Odin and MJD and their successors and assigns. This Agreement is personal to Moore and may not be assigned by him. The restrictive covenants contained herein shall apply to all actions taken by Moore or any person or entity directly or indirectly controlling, controlled by or affiliated with Moore. The terms hereof may not be modified or terminated except by a writing signed by Odin, MJD and Moore.

     10. Notwithstanding anything herein provided to the contrary, Moore will have complied with the terms and conditions of this Noncompetition Agreement if, prior to the consummation of any transaction for the sale or provision of any service listed in Section 1(e) hereof, Moore, or any entity described in Section 1(a) or its employee, requests the prospective customer's telephone number and declines to consummate the transaction if the customer reports a telephone number with either a 775 or 846 prefix in Area Code 618. As long as Moore implements and abides by a suitable procedure to ascertain whether a prospective purchaser is a customer of Odin, MJD's remedies and right of offset as set forth herein shall be limited to the amount of revenue to be collected by Moore under his agreement with said customer during the unexpired portion of the term of this Noncompetition Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.



                                              /s/ Rick A. Moore          (SEAL)
                                              ---------------------------
                                              RICK A. MOORE



                                              ODIN TELEPHONE EXCHANGE, INC.
ATTEST:

                                              By: /s/ Rick A. Moore
                                                 ------------------------------
                                                                      President
/s/ Diane M. Borgelt
---------------------------------
                        Secretary

     (Corporate Seal)



                                              MJD SERVICES CORP.
ATTEST:

                                              By: /s/ Eugene Johnson
                                                  ------------------------------
                                                              Sr. Vice President
/s/ W. E. Leach
---------------------------------
                  Asst. Secretary

     (Seal)

                                                                       ---------
                                                                        EXHIBIT

                                                                          11.2
                                                                       ---------

                               ESCROW AGREEMENT
                               ----------------

     THIS ESCROW AGREEMENT (the "Escrow Agreement") is made as of _____________, 1996, between RICK A. MOORE, a resident of the State of Illinois ("Moore"), MJD SERVICES CORP., a Delaware corporation ("Purchaser") and BOATMEN'S BANK OF SOUTH CENTRAL ILLINOIS, an Illinois banking corporation (the "Escrow Agent").

                             STATEMENT OF PURPOSE
                             --------------------

     On or about March 28, 1996, Moore and Purchaser, among others, entered into a Stock Purchase Agreement (the "Purchase Agreement"), and pursuant to the provisions of Section 9.2 of the Purchase Agreement, Moore and Purchaser agreed that One Million Dollars ($1,000,000) (the "Escrow Funds") of the total purchase price would be deposited with Escrow Agent to secure Moore's agreement to indemnify Purchaser as set forth in Sections 11.2 and 11.3 of the Purchase Agreement all in accordance with the terms of this Escrow Agreement.

     The Escrow Agent has agreed to serve as escrow agent under this Escrow Agreement and to accept delivery of the Escrow Funds in accordance with the terms and conditions set out in this Escrow Agreement.


                                   AGREEMENT
                                   ---------

     In consideration of the Premises, and the agreements set out below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties enter into the following Escrow Agreement.

     1.   Deposit with Escrow Agent. At Closing of the sale and purchase of
          -------------------------
stock as provided in the Purchase Agreement, Purchaser shall deliver to the Escrow Agent the sum of One Million Dollars ($1,000,000) to be held, administered and distributed by the Escrow Agent pursuant to the terms of this Escrow Agreement.

     2.   Escrow Funds. Upon receipt of the Escrow Funds, the Escrow Agent shall
          ------------
deposit the Escrow Funds in an escrow account (the "Escrow Account") and shall hold, administer, invest and distribute the Escrow Funds in accordance with the terms of this Escrow Agreement. All references in this Escrow Agreement to Escrow Funds shall include any investment of such funds and all investment earnings thereon.

     3.   Purposes of Escrow. The Escrow Funds shall be used solely for the
          ------------------
purposes set forth in Sections 11.2 and 11.3 of the Purchase Agreement. The Escrow Funds shall not constitute an asset of Moore until the distribution thereof to Moore in accordance with the terms of the Purchase Agreement and of this Escrow Agreement.

     4.   Term. The term of this Escrow Agreement ("Escrow Period") shall expire
          ----
on the first anniversary of the date upon which the Escrow Funds are deposited with the Escrow Agent, except that it shall be automatically extended as necessary to provide for the disposition of any Claims filed by the Purchaser with the Escrow Agent during such one year period, in accordance with the procedures set forth in Section 5 hereof.

     5.   Disbursement of Escrow Funds.
          ----------------------------

          (a) In the event Purchaser determines that it is entitled to all or any portion of the Escrow Funds pursuant to Sections 11.2 or 11.3 of the Purchase Agreement, Purchaser shall deliver written notice to the Escrow Agent and Moore, stating the factual basis for, and the amount of, such entitlement ("Claim"). Within ten (10) days following such delivery of the Claim, Moore may deny all or any portion of the Claim by delivering written notice to the Escrow Agent and Purchaser, indicating the amount or portion of the Claim which is denied and the factual basis for such denial ("Denial").

          (b) In the event that Moore fails to timely deliver a Denial to the Escrow Agent, the Escrow Agent shall immediately release and distribute to Purchaser an amount equal to the Claim.

          (c) In the event the Escrow Agent receives a timely Denial from Moore as to all or any portion of a Claim, the Escrow Agent shall (i) immediately distribute to Purchaser an amount, if any, equal to the portion of the Claim that Moore has not denied, and (ii) within sixty (60) days of receipt of such Denial, file an action in interpleader with any Illinois court of competent jurisdiction to resolve such disagreement and deposit with the registry of the court an amount equal to the denied portion of the Claim, unless a joint instruction is received by the Escrow Agent from Moore and the Purchaser as to the disposition of the denied portion of the Claim prior to the expiration of such sixty (60) day period. If the Denial does not state the amount or portion of the Claim denied, the total amount of the Claim shall be deemed denied.

          (d) The Escrow Agent shall distribute any portion of the Escrow Funds remaining in the Escrow Agent's possession immediately upon the expiration of the Escrow Period to Moore, free and discharged from any further obligation with respect to the same hereunder.

          (e) Notwithstanding anything herein to the contrary, during the Escrow Period, the Escrow Agent shall distribute so much of the Escrow Funds to Moore as provided in a written joint instruction received by the Escrow Agent from Moore and the Purchaser and signed by both of them.

     6.   Release from Escrow. As and when all of the Escrow Funds are either
          -------------------
distributed as provided hereunder or deposited with the registry of the court in interpleader, the Escrow Agent shall be released and discharged from any further obligation hereunder without further action of any party. Compliance by the Escrow Agent with any final, non-appealable order or a judgment of a court concerning the subject matter of any such dispute or agreement shall thereupon release and relieve the Escrow Agent from all obligations and responsibility with respect to the Escrow Funds to which such order or judgement relates.

     7.   Investment of Escrow Funds. The Escrow Agent shall hold the Escrow
          --------------------------
Funds delivered to it under the terms of this Escrow Agreement and shall invest the Escrow Funds held by it (i) in interest bearing demand deposit accounts with commercial banks whose accounts are insured by the Federal Deposit Insurance Corporation, or (ii) in any other investment upon which Moore and the Purchaser shall agree.

     8.   Agreement of Escrow Agent. The Escrow Agent hereby agrees to receive
          -------------------------
the Escrow Funds and hold the same intact, and to deposit the Escrow Funds in accordance with the terms of this Escrow Agreement, and shall not permit any withdrawal except under the terms of this Escrow Agreement. The Escrow Agent shall be responsible only for the safekeeping and the deposit of the Escrow Funds and the disbursements or delivery in accordance with the terms of this Escrow Agreement. The Escrow Agent shall not be responsible for the appropriateness, sufficiency or accuracy of information contained in any written notice.

     9.   Performance of Escrow Agent.
          ---------------------------

          (a) There ar no implied duties under this Escrow Agreement. The duties, obligations and acts of the Escrow Agent shall be construed as purely ministerial in nature. Escrow Agent shall be responsible for only those duties expressly set forth in this Escrow Agreement. In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties under this Escrow Agreement, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which they may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Escrow Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for any other party to this Escrow Agreement given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or
(ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained in any notice or document, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.

          (b) Moore and the Purchaser agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent or the performance of its duties, including, without limitation, reasonable attorneys fees and costs attributable to any interpleader action commenced by the Escrow Agent or any other litigation arising from this Escrow Agreement or involving the subject matter of this Escrow Agreement; provided, however, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Escrow Agreement, then, in that event, Escrow Agent shall itself bear all such losses, claims, damages, liabilities and expenses.

     10.  Fees of Escrow Agent. For its ordinary services hereunder (which shall
          --------------------
include receipt, investment and disbursement of the Escrow Funds in the manner described in this Escrow Agreement), the Escrow Agent shall receive compensation of two hundred fifty dollars ($250) to be paid equally by Purchaser and Moore upon execution of this Escrow Agreement and shall receive such additional reasonable compensation during the term hereof as is commensurate with its services provided hereunder as Escrow Agent; any such additional compensation to be similarly paid equally by Purchaser and Moore.

     11.  Resignation of Escrow Agent. The Escrow Agent or successor at any time
          ---------------------------
may resign by giving thirty (30) business days written notice to the parties hereto, and such resignation shall take effect at the end of such thirty (30) business days if all of the Escrow Funds have been tendered into the registry or custody of an Illinois court in the manner provided in Section 5 hereof, or upon the earlier appointment, with the approval of Moore and the Purchaser, of a successor. From and after the effective date of such resignation or appointment of a successor, the Escrow Agent shall not be obligated to perform any of the duties of the Escrow Agent hereunder and will not be liable for any nonperformance thereof nor for any act or failure to act whatsoever on the part of any successor Escrow Agent. If Moore and the Purchaser are unable to agree upon a successor Escrow Agent within thirty (30) days following notice of the Escrow Agent's resignation, the Escrow Agent shall commence an action in interpleader and deposit the Escrow Funds with the registry of the court in the manner provided in Section 5 hereof.

     12.  Successor to Escrow Agent. Any corporation resulting from any merger
          -------------------------
or consolidation to which the Escrow Agent or any successor to it shall be a party, or any corporation in any manner succeeding to all or substantially all of the business of the Escrow Agent or any successor, shall be the successor escrow agent hereunder without the execution or filing of any paper or any further acts on the part of any of the parties hereto. In the event of a resignation of the Escrow Agent pursuant to paragraph 11 of this Escrow Agreement, any person(s) or corporation hereafter agreed upon by the parties shall be the successor escrow agent hereunder.

     13.  Instructions and Notices.  In executing and performing its duties
          ------------------------
hereunder, except as otherwise provided, the Escrow Agent shall be entitled to rely upon instructions of Moore and the Purchaser. Any notice, payment, demand, instruction or communication required or permitted to be given by this Escrow Agreement shall be in writing and shall be given by hand delivery, overnight messenger or certified mail, return receipt requested, addressed to the appropriate party at the address stated below:

     (a)  If to Moore:

            Rick A. Moore
            16 Bryan Lane
            Salem, IL 62881

     (b)  If to Purchaser:

            MJD Services Corp.
            5821 Fairview Road, Suite 409
            Charlotte, NC.29209
            Attention: Eugene B. Johnson,
            Senior Vice President

     (c)  If to Escrow-Agent:

            Boatmen's Bank of South Central Illinois
            Salem Banking Center,
            P.O. Box 880
            Salem, IL 62881

     Any notice sent by overnight messenger or hand delivery shall be deemed made on the date received, and any notice sent be certified mail shall be deemed made three (3) days after mailing.

     14.  Governing Law.  This Escrow Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of North Carolina.

     15.  Headings.  The headings in this Escrow Agreement are inserted for
          --------
convenience and indentification only and are in no way intended to interpret, define or limit the scope, extent or intent of this Escrow Agreement or any provision of this Escrow Agreement.

     16.  Severability.  Each provision of this Escrow Agreement is intended to
          ------------
be severable. If any term or provision of this Escrow Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforcement of the remainder of this Escrow Agreement.

     17.  Counterparts  This Escrow Agreement and any amendment hereto may be
          ------------
executed in one or more Counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18.  Amendment.  No modification or amendment to this Escrow Agreement
          ---------
shall be valid unless produced in writing and signed by all of the parties hereto.

     19.  Successors.  This Escrow Agreement shall be binding upon and inure to
          ----------
the benefit of the parties hereto and their respective assigns and transferees, as the case may be. Escrow Agent shall not be bound by or incur any liability with respect to this Escrow Agreement or any other agreement or understanding between Moore and the Purchaser, except as in this Escrow Agreement expressly provided.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.


                                             _____________________________(SEAL)
                                             Rick A. Moore

                                             MJD SERVICES CORP.

                                             By: _______________________________

                                               Its:_____________________________

                                               BOATMEN'S BANK OF SOUTH CENTRAL
                                               ILLINOIS


                                               By:______________________________

                                               Its:_____________________________